INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in the registration statement of Medical Dynamics, Inc. on Form S-3 of our report dated December 29, 1998, on our audits of the consolidated financial statements of Medical Dynamics, Inc. as of September 30, 1998, and for the years ended September 30, 1998 and 1997, which report is included in the Company's Annual Report on Form 10-KSB. We also consent to the reference to our firm under the caption "Experts."


/s/ HEIN + ASSOCIATES LLP
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HEIN + ASSOCIATES LLP

Denver, Colorado
January 12, 1999